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                                                                      EXHIBIT 3

                      FIDELITY BOND ALLOCATION AGREEMENT

   This Fidelity Bond Allocation Agreement (the "Agreement") is entered into as of October 31, 2007, by and among, individually and not jointly, each of the registered investment companies listed on Schedule A, each on behalf of each of its series, (each such registered investment company being referred to herein individually as a "Company" and collectively as the "Companies" and each series of a Company being referred to herein individually as a "Fund" and collectively as the "Funds"), Columbia Management Advisors, LLC ("CMA"), UST Advisers, Inc. ("USTA"), United States Trust Company, National Association ("USTCNA"), Columbia Management Distributors, Inc. (the "Distributor") and Columbia Management Services, Inc. (the "Transfer Agent" and collectively with CMA, USTA, USTCNA and the Distributor, the "Other Insureds").

   The Companies and the Other Insureds (collectively, the "Insureds") are joint Insureds under an investment company blanket bond (the "Bond") and wish to comply with the provisions of Rule 17g-1 under the Investment Company Act of 1940, as amended (the "Act").

   In consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

   1. Primary Coverage. Each Company shall have "primary" (i.e., minimum assured) coverage under the Bond with respect to each loss covered under the Bond, in the amount shown for such Company on Schedule B hereto, that is at least equal to the amount that each such Company would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the Act. The Other Insureds collectively shall have "primary" (i.e., minimum assured) aggregate coverage under the Bond with respect to each loss covered under the Bond in the amount shown for the Other Insureds on Schedule B hereto, as such schedule may be amended from time to time.

   2. Allocation of Premiums. The premium on the Bond for any policy period shall be allocated among the Companies and the Other Insureds on the basis of relative risk, as determined by the insurer, in the proportions set forth on Schedule B, subject to approval by each Company's Board of Directors or Trustees, as applicable. Each Company shall further allocate its portion of the premium among the Funds of such Company in the same proportion as the percentage amount each Fund's net assets bears to the Company's net assets as of the same date.

   3. Recovery of Sufficient Coverage. Recovery by any Insured for a loss covered under the Bond that does not exceed the limit of coverage provided by the Bond shall be paid in full to the respective Insured in the amount of its respective covered loss.

   4. Allocation of Insufficient Coverage. Recovery of a loss covered under the Bond sustained by more than one Insured that in the aggregate exceeds the amount of coverage provided by the Bond shall be equitably and proportionately shared among all such Insureds in amounts consistent with the portion of the Bond premium allocated to each such Insured, provided that, in any event, each such Company shall receive not less than the amount that each such Company would have received had it provided and maintained a single insured bond with the minimum

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coverage required by paragraph (d)(1) of Rule 17g-1 under the Act. Recovery by a Company under the Bond shall likewise be allocated among the Funds of the Company based upon the relative premiums for such policy period borne by the Funds incurring such loss. Any allocation in excess of a loss actually sustained by any Insured shall be reallocated consistent with this paragraph.

   5. Deductibles. No deductible under the Bond shall be required for any Company with respect to a loss sustained by a Company resulting from larceny and embezzlement.

   6. Prior Agreements. This Agreement shall become effective as of October 31, 2007 and shall supersede any previous agreement between or among any parties hereto relating to the allocation of premiums and coverage under any joint-insured fidelity bond, and any such agreement is hereby terminated. If and to the extent there is any recovery of a covered loss under the Bond resulting from a claim arising during any period when a party hereto was covered under the Bond but was not yet a party to this Agreement, the terms of this Agreement shall nonetheless control as if it was in full force and effect with respect to that party on that date.

   7. Additional Parties. The parties hereby agree that any registered investment company advised by CMA or its affiliates may become an insured under the Bond and a party to this Agreement by executing this Agreement and by paying its share of additional premiums, if any, resulting from adding it to the Bond.

   8. Miscellaneous. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

   On behalf of each Company that is organized as a Massachusetts business trust or a series thereof, notice is hereby given that a copy of the Agreement and Declaration of Trust of such Company is on file with the Secretary of State of The Commonwealth of Massachusetts, and that this Agreement is executed by an officer of such Company, as an officer and not individually, on behalf of the trustees of such Company, as trustees and not individually, and that the obligations of this Agreement with respect to a series of such Company shall be binding upon the assets and properties of such series only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of such Company or such Company individually or on the assets and properties of any other series of such Company.

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   IN WITNESS WHEREOF, each of the undersigned has executed this Agreement by its respective officer as of the date first set forth above.

   COLUMBIA FUNDS SERIES TRUST
   COLUMBIA FUNDS VARIABLE INSURANCE TRUST I
   COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC
   BANC OF AMERICA FUNDS TRUST
   COLUMBIA FUNDS SERIES TRUST I
   COLUMBIA FUNDS VARIABLE INSURANCE TRUST
   COLUMBIA FUNDS INSTITUTIONAL TRUST
   EXCELSIOR FUNDS TRUST
   EXCELSIOR FUNDS, INC.
   EXCELSIOR TAX-EXEMPT FUNDS, INC.,
   each on behalf of each of its series,

   For each of the above,

By: /s/ J. Kevin Connaughton
    -----------------------------
Name:  J. Kevin Connaughton
Title: Senior Vice President, Chief Financial Officer and Treasurer

COLUMBIA MANAGEMENT
ADVISORS,LLC

By: /s/ Christopher L. Wilson
    --------------------------
Name:  Christopher L. Wilson
Title: Managing Director

UST ADVISERS, INC.

By: /s/ Christopher L. Wilson
    -----------------------------
Name:  Christopher L. Wilson
Title: Director and Senior Vice President

UNITED STATES TRUST COMPANY, NATIONAL ASSOCIATION

By: /s/ Keith T. Banks
    -----------------------------
Name:  Keith T. Banks
Title: President, Global Wealth and Investment Management

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By:    /s/ Michael E. Jones
       --------------------------
Name:  Michael E. Jones
Title: President

COLUMBIA MANAGEMENT SERVICES, INC.

By:    /s/ Stephen T. Welsh
       --------------------------
Name:  Stephen T. Welsh
Title: President

                                                                     Schedule A

                        Registered Investment Companies

Banc of America Funds Trust
Columbia Funds Institutional Trust
Columbia Funds Master Investment Trust, LLC
Columbia Funds Series Trust
Columbia Funds Series Trust I
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Insurance Trust I
Excelsior Funds, Inc.
Excelsior Funds Trust
Excelsior Tax-Exempt Funds, Inc.

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                                                                     Schedule B

Bond Period:          October 31, 2007 - October 31, 2008
Bond:                 Bond No. 87152017B issued by ICI Mutual Insurance Company
Limit of Liability:   $75,000,000

                  Primary Coverage Allocable to Each Insured

                                                      Amount($)  Deductible($)
                                                      ---------- -------------
Companies
Banc of America Funds Trust.......................... 75,000,000          0
Columbia Funds Institutional Trust................... 75,000,000          0
Columbia Funds Master Investment Trust, LLC.......... 75,000,000          0
Columbia Funds Series Trust.......................... 75,000,000          0
Columbia Funds Series Trust I........................ 75,000,000          0
Columbia Funds Variable Insurance Trust.............. 75,000,000          0
Columbia Funds Variable Insurance Trust I............ 75,000,000          0
Excelsior Funds, Inc................................. 75,000,000          0
Excelsior Funds Trust................................ 75,000,000          0
Excelsior Tax-Exempt Funds, Inc...................... 75,000,000          0
Other Insureds
Columbia Management Advisors, LLC.................... 75,000,000    250,000
Columbia Management Distributors, Inc................ 75,000,000    250,000
Columbia Management Services, Inc.................... 75,000,000    250,000
United States Trust Company, National Association.... 75,000,000    250,000
UST Advisers, Inc.................................... 75,000,000    250,000
Total

Insured                                    Percentage Allocation of Premium(%)
-------                                    -----------------------------------
Companies.................................                  60
Other Insureds............................                  40
Total.....................................                 100

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Dated: As of October 31, 2007

   COLUMBIA FUNDS SERIES TRUST
   COLUMBIA FUNDS VARIABLE INSURANCE TRUST I
   COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC
   BANC OF AMERICA FUNDS TRUST
   COLUMBIA FUNDS SERIES TRUST I
   COLUMBIA FUNDS VARIABLE INSURANCE TRUST
   COLUMBIA FUNDS INSTITUTIONAL TRUST
   EXCELSIOR FUNDS TRUST
   EXCELSIOR FUNDS, INC.
   EXCELSIOR TAX-EXEMPT FUNDS, INC.,
   each on behalf of each of its series,

   For each of the above,

By: /s/ J. Kevin Connaughton
    -----------------------------
Name:  J. Kevin Connaughton
Title: Senior Vice President, Chief Financial Officer and Treasurer

COLUMBIA MANAGEMENT ADVISORS, LLC

By:    /s/ Christopher L. Wilson
       --------------------------
Name:  Christopher L. Wilson
Title: Managing Director

UST ADVISERS, INC.

By: /s/ Christopher L. Wilson
    -----------------------------
Name:  Christopher L. Wilson
Title: Director and Senior Vice
       President

UNITED STATES TRUST COMPANY, NATIONAL ASSOCIATION

By: /s/ Keith T. Banks
    -----------------------------
Name:  Keith T. Banks
Title: President, Global Wealth and Investment Management

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By:    /s/ Michael E. Jones
       --------------------------
Name:  Michael E. Jones
Title: President

COLUMBIA MANAGEMENT SERVICES, INC.

By:    /s/ Stephen T. Welsh
       --------------------------
Name:  Stephen T. Welsh
Title: President